Exhibit 16

PricewaterhouseCoopers LLP
401 Broad Hollow Road
Melville, NY 11747-4862

December 3, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Lakeland Industries, Inc. (copy attached), which we understand will be filed with the Commission, pursuit to Item 4.01 of Form 8-K, as part of Lakeland Industries, Inc.‘s Form 8-K report dated December 1, 2004. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/PricewaterhouseCoopers